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                                         UNITED STATES
                              SECURITIES AND EXCHANGE COMMISSION
                                     WASHINGTON, DC  20549


                                           FORM 8-K

                                        CURRENT REPORT
                            PURSUANT TO SECTION 13 OR 15 (d) OF THE
                                SECURITIES EXCHANGE ACT OF 1934

                Date of report (Date of earliest event reported): May 22, 1997


                                    TRIARC COMPANIES, INC.
                      (Exact Name of Registrant as Specified in Charter)


          DELAWARE                    1-2207                    38-0471180
      (State or other              (Commission                 (IRS Employer
      jurisdiction of             File Number)              Identification No.)
      incorporation)


                               280 Park Avenue
                             New York, New York                  10017
                  (Address of Principal Executive Offices)    (Zip Code)


            Registrant's telephone number, including area code:  (212)451-3000




                                 -----------------------------
                              (Former Name or Former Address, if
                                  Changed Since Last Report)




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        Certain  statements  in this  Current  Report  on Form  8-K that are not historical facts constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Reform Act"). Such forward-looking statements involve risks, uncertainties and other factors which may cause the actual results, performance or achievements of Triarc Companies, Inc. ("Triarc") and its subsidiaries to be materially different from any future results, performance or achievements express or implied by such forward-looking statements. Such factors include, but are not limited to, the following: general economic and business conditions; competition; success of operating initiatives; development and operating costs; advertising and promotional efforts; brand awareness; the existence or absence of adverse publicity; acceptance of new product offerings; changing trends in customer tastes; changes in business strategy or development plans; quality of management; availability, terms and
deployment   of  capital;   business   abilities   and  judgment  of  personnel;
availability  of  qualified   personnel;   labor  and  employee  benefit  costs;
availability and cost of raw materials and supplies; changes in, or failure to comply with, government regulations; the costs and other effects of legal and administrative proceedings; and other risks and uncertainties detailed in Triarc's Annual Report on Form 10-K for the year ended December 31, 1996. Triarc will not undertake and specifically declines any obligation to publicly release the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

ITEM 2.        ACQUISITION OR DISPOSITION OF ASSETS.

        On May 22, 1997, the Registrant completed its acquisition (the "Acquisition") of all of the outstanding capital stock of Snapple Beverage Corp. ("Snapple") from The Quaker Oats Company ("Quaker") for $300 million in cash (subject to certain post-closing adjustments). Snapple, which markets and distributes ready-to-drink teas and juice drinks, had sales for 1996 of approximately $550 million, and is considered the market leader in the juice drinks category. Snapple, together with Mistic Brands, Inc. ("Mistic") and Royal Crown Company, Inc., each of which the Registrant also owns, will operate as part of the Triarc Beverage Group. A $380 million bank financing for the Snapple acquisition was provided by affiliates of Donaldson Lufkin & Jenrette and Morgan Stanley, Inc. Proceeds from the financing were used to finance the Snapple acquisition, to refinance existing indebtedness of Mistic of approximately $70 million and to pay certain fees and expenses associated with the Acquisition. As of the closing date of the Acquisition, neither Quaker nor Snapple had any material relationship with the Registrant or any of its affiliates, any director or any officer of the Registrant or any associate of any such director or officer.

        A copy of the Stock Purchase Agreement relating to the Acquisition was previously filed by the Registrant in its Current Report on Form 8-K dated March 31, 1997 (SEC File No. 1-2207) and is incorporated herein by reference. Copies of the Credit Agreement and the press release with respect to the closing of the Acquisition are also being filed herewith as exhibits hereto and are incorporated herein by reference.

ITEM 7.     FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

        (a)    Financial Statements of Businesses Acquired

               The financial statements of the business acquired in the Acquisition are not being provided herewith since it is impracticable for the Registrant to do so at the time this Report is filed. Such required financial statements will be filed as soon as practicable and in no event later than 60 days after the date this Report must be filed.



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        (b)    Pro Forma Financial Information

               The pro forma financial information required pursuant to Article 11 of Regulation S-X is not being furnished herewith since it is impracticable for the Registrant to do so at the time this Report is filed. Such required pro forma financial information will be filed as soon as practicable and in no event later than 60 days after the date this Report must be filed.

        (c)    Exhibits

        10.1 Credit Agreement dated as of May 22, 1997 among Mistic Brands, Inc., Snapple Beverage Corp. and Triarc Beverage Holdings Corp., as the Borrowers, Various Financial Institutions, as the Lenders, DLJ Capital Funding, Inc., as the Syndication Agent for the Lenders, and Morgan Stanley Senior Funding, Inc. as the Documentation Agent for the Lenders.

        99.1   Press release dated May 22, 1997.




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                                             SIGNATURES


        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             TRIARC COMPANIES, INC.




Date: June 6, 1997                           JOHN L. BARNES, JR.
                                             -----------------------------
                                             John. L. Barnes, Jr.
                                             Senior Vice President
                                             and Chief Financial Officer




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                                            EXHIBIT INDEX

Exhibit
No.                 Description                                      Page No.

10.1 Credit Agreement dated as of May 22, 1997 among Mistic Brands, Inc., Snapple Beverage Corp. and Triarc Beverage Holdings Corp., as the Borrowers, Various Financial Institutions, as the Lenders, DLJ Capital Funding, Inc., as the Syndication Agent for the Lenders, and Morgan Stanley Senior Funding, Inc. as the Documentation Agent for the Lenders

99.1        Press release dated May 22, 1997




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